Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FIRST QUARTER FINANCIAL RESULTS

Strong Quarterly Cash Flow; New Products Coming to Market

SANTA CLARA, Calif.; Nov. 3, 2008 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its first quarter ended September 28, 2008. For the quarter, net revenue was $89.5 million, compared to $89.0 million in the year-ago quarter.

Net income on a GAAP basis was $1.6 million or $0.01 per diluted share, which is based on 111.5 million weighted average shares outstanding. That compares to year-ago net income of $3.6 million or $0.03 per diluted share.

Non-GAAP net income for the first fiscal quarter of 2009, excluding $0.4 million in stock-based compensation charges, was $2.0 million or $0.02 per diluted share. That compares to year-ago non-GAAP net income of $4.6 million or $0.04 per diluted share, excluding $1.0 million in stock-based compensation charges. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“With the recent introduction of innovative new products, our customers are able to deploy high performing networks at compelling prices,” said Mark Canepa, president and CEO of Extreme Networks. “We see an opportunity to capitalize in this economic downturn as Enterprises and Metro Carriers worldwide are increasing their focus upon price/performance as a primary decision criteria for new deployments.”

For the first fiscal quarter of 2009, revenues in North America (U.S., Canada, and Central America) were $35.7 million, revenues in EMEA (Europe, Middle East, Africa, and South America) were $41.6 million, and revenues in APAC (Asia Pacific and Japan) were $12.2 million. That compares to the year-ago revenues of $41.6 million in North America, $30.9 million in EMEA, and $16.5 million in APAC.

During the first quarter of fiscal 2009, the company generated $20.6 million of cash from operations and used approximately $100 million of cash to complete the repurchase of approximately 28.6 million shares of common stock.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast and replay of the call will be available at http://www.extremenetworks.com/about-extreme/investor-relations.aspx. Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income and non-GAAP net income per share information. In preparing our non-GAAP information, we have excluded, where applicable, stock compensation (a non-cash charge). Because of the non-cash nature of this charge, we believe that excluding it provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charge in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the fiscal quarter ended September 30, 2007 and September 28, 2008, which are adjusted to exclude share-based compensation expense for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The company’s network solutions feature high performance and high availability switching that deliver insight and control enabling customers to solve their real-world business communications challenges. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding acceptance of the Company’s newer products in the market and its expectations regarding its products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; its effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigations, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 28, 2008	June 29, 2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$45,459	$70,370
Short-term investments	12,603	42,922
Accounts receivable, net	53,283	64,417
Inventories, net	16,338	13,942
Deferred income taxes	289	254
Prepaid expenses and other current assets, net	4,788	4,654

Total current assets	132,760	196,559
Property and equipment, net	44,113	43,348
Marketable securities	84,519	112,380
Other assets, net	12,079	13,474

Total assets	$273,471	$365,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,353	$16,921
Accrued compensation and benefits	14,869	18,956
Restructuring liabilities	2,742	2,612
Accrued warranty	4,340	4,824
Deferred revenue, net	33,953	31,284
Deferred revenue, net of cost of sales to distributors	19,836	14,138
Other accrued liabilities	24,883	27,728

Total current liabilities	124,976	116,463
Restructuring liabilities, less current portion	5,983	6,777
Deferred revenue, less current portion	8,869	9,006
Deferred income taxes	453	403
Other long-term liabilities	905	1,058
Commitments and contingencies
Stockholders’ equity:
Common stock	945,023	943,283
Treasury stock	(149,734)	(48,303)
Accumulated other comprehensive loss	(2,440)	(723)
Accumulated deficit	(660,564)	(662,203)

Total stockholders’ equity	132,285	232,054

Total liabilities and stockholders’ equity	$273,471	$365,761

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10K for the year ended June 29, 2008.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 28, 2008	September 30, 2007
Net revenues:
Product	$74,349	$74,145
Service	15,177	14,817

Total net revenues	89,526	88,962

Cost of revenues:
Product	30,133	31,256
Service	7,961	8,610

Total cost of revenues	38,094	39,866

Gross profit:
Product	44,216	42,889
Service	7,216	6,207

Total gross profit	51,432	49,096

Operating expenses:
Sales and marketing	25,857	24,538
Research and development	16,605	16,491
General and administrative	8,439	6,523

Total operating expenses	50,901	47,552

Operating income	531	1,544
Interest income	1,423	2,773
Interest expense	(50)	(20)
Other income / (expense) net	548	(242)

Income before income taxes	2,452	4,055
Provision for income taxes	813	422

Net Income	$1,639	$3,633

Basic and diluted net income per share:
Net income per share - basic	0.01	0.03
Net income per share - diluted	0.01	0.03
Shares used in per share calculation - basic	111,323	113,904
Shares used in per share calculation - diluted	111,488	115,230

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	September 28, 2008	September 30, 2007
Cash flows from operating activities:
Net income	$1,639	$3,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,657	1,945
Provision for doubtful accounts	—	100
Provision for excess and obsolete inventory	98	719
Deferred income taxes	15	(35)
Amortization of warrant	—	1,012
Loss on retirement of assets	94	—
Stock-based compensation	412	1,026
Changes in operating assets and liabilities, net
Accounts receivable	11,134	5,797
Inventories	(2,520)	477
Prepaid expenses and other assets	1,262	724
Accounts payable	7,433	(4,519)
Accrued compensation and benefits	(4,087)	(339)
Restructuring liabilities	(664)	(3,370)
Accrued warranty	(483)	(82)
Deferred revenue, net	2,532	(22,262)
Deferred revenue, net of cost of sales to distributors	5,698	20,255
Other accrued liabilities	(3,642)	2,167

Net cash provided by operating activities	20,578	7,248

Cash flows provided by (used in) investing activities:
Capital expenditures	(2,515)	(486)
Purchases of investments	—	(93,596)
Proceeds from maturities of investments and marketable securities	20,000	37,686
Proceeds from sales of investments and marketable securities	37,102	22,701

Net cash provided by (used in) investing activities	54,587	(33,695)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of common stock	1,355	1,760
Repurchase of common stock, including expenses	(101,431)	—

Net cash (used in) provided by financing activities	(100,076)	1,760

Net decrease in cash and cash equivalents	(24,911)	(24,687)

Cash and cash equivalents at beginning of period	70,370	71,573
Cash and cash equivalents at end of period	$45,459	$46,886

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 28, 2008	September 30, 2007
Net income (loss) - GAAP Basis	$1,639	$3,633

Non-GAAP adjustments
Stock-based compensation expense	$386	$1,014

Total non-GAAP adjustments	$386	$1,014

Net income (loss) - Non-GAAP Basis	$2,025	$4,647

Non-GAAP adjustments
Cost of product revenue	$(66)	$97
Cost of service revenue	32	52
Sales and Marketing	175	391
Research and Development	151	318
General and Administrative	94	156

Total non-GAAP adjustments	$386	$1,014